U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 10, 2011

WILDCAP ENERGY INC.
 (Exact Name of Company as Specified in Its Charter)

Nevada	333-170377	27-1604995
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

2961 West MacArthur Boulevard, Suite 214, Santa Ana, California	92704
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (714) 545-5377

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 10, 2011, Bert E. Trentham was appointed to the Company’s board of directors.  There is no arrangement or understanding between the new director and any other persons, other than the Agreement, pursuant to which such director was selected as a director.  Immediately after this appointment, Mr. Trentham was appointed Secretary of the Company in place of Malcolm D. Lennie, who maintains the positions of President and Treasurer.  At the present, there is no material plan, contract or arrangement between the Company and Mr. Trentham.

Mr. Trentham, age 68, has been in the business arena for 44 years with the majority of his experience in the International marketplace.  He has been the managing director/principal of a marketing/distribution company serving the majority of countries in South East Asia.  Mr. Trentham has been a managing director/principal of a South East Asian marketing/distribution company.  He was vice president Prince Sports ,Inc., a U.S. based multinational, for nine years. Mr. Trentham was president and chief executive officer of Prince Taiwan, Inc. for four years.

For the past 17 years, Mr. Trentham has been the chief executive officer/owner of Byrnes International LLC, a which is a family investment and consultant company.  He has been on the board of directors of SUTIMCo International Inc, which is a public company, since February 2007; this firm provides experienced management to early stage companies in order to launch new technology enterprises based on university research developed technologies.  Mr. Trentham has also been on the board of directors of Intellistick Inc., a private development company, since 2007.  He also served on the board of directors of Select University Technologies Inc., a company that develops new technologies, from 2008 to 2011.

Mr. Trentham received his Bachelor of Arts degree from the University of Arizona and a graduate degree in international business from the American School of International Business (now know as The Thunderbird School of International Management).

There are no current plans to appoint Mr. Trentham to any committee of the board of directors.  There have been no prior related party transactions between Mr. Trentham and the Company.

ITEM 8.01 OTHER EVENTS

On August 15, 2011, Brynes International LLC became the General Partner for SUTI Holdings LP, the majority stockholder of the Company.  Bert Trentham, one of the directors of the Company, is chief executive office of Byrnes International.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wildcap Energy Inc.

Dated: November 4, 2011	By:	/s/ Malcolm D. Lennie
Malcolm D. Lennie, President

3